Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Allied Defense Group, Inc (“Allied”) on Form 10-Q for the period ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, the undersigned, John G. Meyer, Jr., as Chief Executive Officer, Charles S. Ream, as Chief Financial Officer of Allied, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Allied.

/s/ Charles S. Ream	/s/ John G. Meyer, Jr.
Charles S. Ream	John G. Meyer, Jr.
Director and Chief Financial Officer	Director and Chief Executive Officer
November 13, 2012	November 13, 2012

A signed original of this written statement required by Section 906 has been provided to The Allied Defense Group, Inc. and will be retained by The Allied Defense Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.